UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                Current Report
                        Pursuant to Section 13 or 15(d)
                                    of the
                        Securities Exchange Act of 1934



   Date of Report (Date of Earliest Event Reported): October 24, 1995



                                NUI Corporation
            (Exact Name of Registrant as Specified in its Charter)

                                  New Jersey
                (State or Other Jurisdiction of Incorporation)


       1-8353                                              22-1869941
   (Commission File                                    (I.R.S. Employer
      Number)                                        Identification Number)


   550 Route 202-106, P.O. Box 760, Bedminster, New Jersey     07921-0760
             (Address of Principal Executive Offices)          (Zip Code)

                                (908) 781-0500
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)














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   Item 1.   Changes in Control of Registrant

             Not applicable.


   Item 2.   Acquisition or Disposition of Assets

             Not applicable.


   Item 3.   Bankruptcy or Receivership

             Not applicable.


   Item 4.   Changes in Registrant's Certifying Accountant

             Not applicable.


   Item 5.   Other Events

                  The Company announced that its Board of Directors has
             approved an amendment to the Company's By-Laws requiring any shareholder who desires to nominate a director at the Company's Annual Meeting or otherwise to present business at the meeting to notify the Company at least 90 days prior to the meeting of such nomination or business. The By-Law amendment also sets forth certain additional procedural requirements to be satisfied in order for business to be presented at meetings of shareholders. The Company's Board of Directors believes that it is in the best interests of the Company and its shareholders to provide a mechanism for the orderly presentation of business at shareholder meetings.
             This provision allows the Board of Directors adequate opportunity to consider proposed nominees and business prior to any meeting and to communicate its best judgment and recommendations on such matters to shareholders. The Company's next Annual Meeting is scheduled for March 12, 1996.


   Item 6.   Resignation of Registrant's Directors

             Not applicable.


   Item 7.   Financial Statements and Exhibits

             Not applicable.


   Item 8.   Change in Fiscal Year

             Not applicable.





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                                  SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NUI CORPORATION



                                 By  /S/  John Kean, Jr.


                                 Name     John Kean, Jr.


                                 Title    President and Chief Executive
                                          Officer

   Date:  October 24, 1995






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